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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

                                 Current Report
                                   Pursuant to
                             Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported): August 26, 1997



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                                  NORTEK, INC.
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             (Exact name of Registrant as specified in its charter)


         DELAWARE                    1-6112                        05-10314991
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(State or other jurisdiction  (Commission File Number)          (I.R.S. Employer
     of Incorporation)                                             I.D. Number)

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    50 Kennedy Plaza, Providence, Rhode Island              02903-2360
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     (Address of Principal Executive Offices)               (Zip Code)


                                 (401) 751-1600
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                Registrant's Telephone Number including area code



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ITEM 5.   OTHER EVENTS.

     On July 29, 1997 Nortek, Inc., a Delaware corporation ("Nortek"), through its wholly owned subsidiary NTK Sub, Inc., a Delaware corporation ("NTK Sub"), commenced a tender offer for all of the shares of Common Stock, par value $0.25 per Share (the "Shares") of Ply Gem Industries, Inc., a Delaware corporation ("Ply Gem"), at $19.50 per Share, net to the seller in cash. The expiration date for the tender offer was scheduled for midnight EDT on August 25, 1997.

     On August 26, 1997, NTK Sub through Nortek issued a press release extending the expiration date of the tender offer until 10:15 a.m. EDT on Tuesday, August 26, 1997. A copy of the press release issued by Nortek on August 26, 1997 is attached hereto as Exhibit 99(a) and is incorporated herein by reference. The tender offer expired at 10:15 a.m. EDT, on Tuesday, August 26, 1997. Upon expiration of the tender offer, NTK Sub accepted for payment and purchased all tendered Shares at $19.50 per Share in cash. NTK Sub through Nortek issued a second press release to such effect on August 26, 1997, a copy of which is attached hereto as Exhibit 99(b).

     According to the Depositary, approximately 12,979,496 Shares (or approximately 93% of all outstanding Shares when added to the Shares then owned by Nortek) were validly tendered and not withdrawn at the expiration of the tender offer. Such share amount includes approximately 784,461 Shares subject to guarantee of delivery.

     As promptly as practicable following the satisfaction or waiver of certain conditions to the merger, NTK Sub will be merged with and into Ply Gem, which will become a wholly owned subsidiary of Nortek. Because NTK Sub is the beneficial owner of at least 90% of the outstanding Shares, the merger may be effected without a meeting of stockholders of Ply Gem. In the merger, each issued and outstanding Share (other than dissenting Shares) not owned directly or indirectly by Ply Gem will be converted into and represent the right to receive $19.50 in cash, without interest.

     On August 26, 1997, Nortek also announced that it closed a private offering of $310.0 million principal amount of 9 1/8% Senior Notes at a price of 99.192% of face value. The Senior Notes will mature in September 2007. The Senior Notes were issued and sold in a Rule 144A private offering to institutional investors and certain investors outside the United States and have not been registered under the Securities Act of 1933, as amended, or under the securities law of any state and may not be offered or sold in the United States or in any such state absent an applicable exemption from registration under the Securities Act and any such law.

     (c)      EXHIBITS.   The following is a list of exhibits filed as part of
this Current Report:

      Exhibit 99(a)  Press release issued by Nortek, Inc. on August 26, 1997.
      Exhibit 99(b)  Press release issued by Nortek, Inc. on August 26, 1997.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                             NORTEK, INC.


                                             By: /s/ Kevin W. Donnelly
                                                 -------------------------------
                                             Name:  Kevin W. Donnelly
                                             Title: Vice President and
                                                    General Counsel




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                                 EXHIBIT INDEX


Exhibit                    Description
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  99(a)        Press release issued by Nortek, Inc. on August 26, 1997.

  99(b)        Press release issued by Nortek, Inc. on August 26, 1997.